Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of Cumberland Pharmaceuticals Inc. (Company) on Form S-3 (No. 333-251308) and Form S-8 (No. 333-164376) of our report dated March 13, 2023, on our audits of the consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP (formally BKD, LLP)

Nashville, Tennessee
March 13, 2023